EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Lowder, W. Flake Oakley and Sarah H. Moore and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, to sign any reports or other filings which may be required to be filed with the Securities and Exchange Commission on behalf of The Colonial BancGroup, Inc. (the “Registrant”), for the purpose of registering under the Securities Act of 1933, as amended, shares, preference shares, and debentures, including, without limitation, the offering of common, preference and debt securities of the Registrant in the aggregate amount of up to $500 million, or other debt offerings to be offered and sold form time to time, and on a delayed basis, by the Registrant on Form S-3 or other appropriate form and any amendments thereto (whether pre-effective or post-effective); to file such other reports or other filings, such registration statements and amendments thereto, with all exhibits thereto, and any documents in connection therewith with the Securities and Exchange Commission; and to file such notices, reports or registration statements (and amendments thereto) with any such securities authority of any state which may be necessary to register or qualify for an exemption from registration any such securities offered or sold by BancGroup in such states in relation to the offering, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite to be done in connection with the offering as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated and done this 20th day of October, 2004, in Montgomery, Alabama.

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/s/ Robert E. Lowder	Chairman of the Board and
Robert E. Lowder	Chief Executive Officer

/s/ Lewis E. Beville	Director
Lewis E. Beville

/s/ William Britton	Director
William Britton

/s/ Jerry J. Chesser	Director
Jerry J. Chesser

/s/ Augustus K. Clements, III	Director
Augustus K. Clements, III

/s/ Robert S. Craft	Director
Robert S. Craft

/s/ Patrick F. Dye	Director
Patrick F. Dye

/s/ Hubert L. Harris, Jr.	Director
Hubert L. Harris, Jr.

/s/ Clinton O. Holdbrooks	Director
Clinton O. Holdbrooks

/s/ Harold D. King	Director
Harold D. King

/s/ John Ed Mathison	Director
John Ed Mathison

/s/ Milton E. McGregor	Director
Milton E. McGregor

/s/ John C. H. Miller, Jr.	Director
John C. H. Miller, Jr.

/s/ Joe D. Mussafer	Director
Joe D. Mussafer

/s/ William E. Powell, III	Director
William E. Powell, III

/s/ James W. Rane	Director
James W. Rane

/s/ Frances E. Roper	Director
Frances E. Roper

/s/ Simuel Sippial	Director
Simuel Sippial

/s/ Edward V. Welch	Director
Edward V. Welch